As filed with the Securities and Exchange Commission on March 27, 2019

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corindus Vascular Robotics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	EIN 30-0687898
(State of Incorporation)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105

Waltham, Massachusetts 02452

United States

(508) 653-3335

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Toland

President and Chief Executive Officer

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, Massachusetts 02452

(508) 653-3335

(Name, address, including zip code, and telephone number, including, area code, of agent for service)

With copies to:

William C. Hicks, Esq.

Marc D. Mantell, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	14,384,840	$1.85	$26,611,954	$3,225.37

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends or other similar distributions, recapitalizations or similar events with respect to shares of the common stock being registered pursuant to this registration statement.

(2)	In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the common stock is estimated solely for the calculation of the registration fees due for this filing. This estimate is based on the average of the high and low sales price of our common stock reported by NYSE American on March 26, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2019

PROSPECTUS

Corindus Vascular Robotics, Inc.

14,384,840 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein, including their pledgees, donees, transferees, assigns or other successors-in-interest, of up to 14,384,840 shares of common stock of Corindus Vascular Robotics, Inc., par value $0.0001 per share. All of the shares being offered are presently issued and outstanding. These shares were sold to accredited investors in private placement offerings that closed on February 26, 2019 and March 12, 2019.

The selling stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder.

We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders in the offering described in this prospectus. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.

Our common stock is listed on NYSE American under the symbol “CVRS”. On March 26, 2019, the last reported sale price for our common stock was $1.79 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March           , 2019

TABLE OF CONTENTS

About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common stock, you should refer to the registration statement, including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context indicates or otherwise requires, “Corindus,” “the Company,” “we,” “us,” “our” and similar terms refer to Corindus Vascular Robotics, Inc. and our subsidiaries.

We have registered trademarks for Corindus®, CorPath® and technIQ™. All other trademarks, trade names and service marks included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our common stock under this prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the risks related to our business and purchasing our common stock discussed under “Risk Factors” beginning on page 6 of this prospectus, “Special Notes Regarding Forward Looking Statements” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus.

Overview

We design, manufacture and sell precision vascular robotic-assisted systems for use in interventional vascular procedures (the “CorPath® System”). The CorPath System is the first medical device cleared by the U.S. Food and Drug Administration (“FDA”) to bring robotic-assisted precision to coronary and peripheral interventional procedures. During these procedures, the interventional physician sits at a radiation-shielded Interventional Cockpit to advance interventional devices with millimeter-by-millimeter precision. The Interventional Cockpit allows the physician greater control and the freedom from wearing heavy lead protective equipment that can cause musculoskeletal injuries. The CorPath System brings robotic precision to radial and complex interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement with manual procedures. In October 2016, we received 510(k) clearance from the FDA for our CorPath GRX System, the second generation of the CorPath System. We began commercial shipment of the CorPath GRX System in 2017. In February 2018, we received 510(k) clearance from the FDA for use of our CorPath GRX System in peripheral vascular interventions. CorPath GRX builds upon the CorPath 200 platform, adding a significant number of key upgrades that increase precision, improve workflow, and extend the capabilities and range of the procedures that can be performed robotically. These features include active guide management which enables control of the guide catheter along with robotic control of the guidewire and balloon or stent catheter, and Rotate on Retract, the first automated movement for CorPath, for which we received 510(k) clearance from the FDA in March 2018, which has the potential to reduce wiring time by automating wire rotation during navigation. This precise positioning enables physicians to adjust guide catheter position during procedures and may expand the use of the CorPath System to more complex cases. While the CorPath GRX System has been cleared for use in and we are currently targeting percutaneous coronary intervention procedures and peripheral vascular interventions, we believe our technology platform has the capability to be developed in the future for other segments of the vascular intervention market, including neurointerventional procedures and other more complex cardiac interventions such as structural heart procedures. We are also working on a remote telerobotic interventional platform that we believe will be able to deliver highly specialized and timely care to underserved patient populations with geographic barriers to treatment. As of December 31, 2018, we have installed 52 CorPath GRX Systems. Additionally, as of December 31, 2018, we shipped 14 CorPath GRX Systems that were accepted by distributors. During 2018, the majority of our consumable revenues relate to the sale of CorPath GRX System cassettes and accessories.

Our Corporate History

Our Company was incorporated under the laws of the State of Nevada on May 4, 2011 under the name “Your Internet Defender Inc.” On August 12, 2014, we closed (the “Closing”) a reverse acquisition transaction in which we acquired Corindus, Inc. and Corindus Security Corporation as wholly owned subsidiaries. Immediately following the Closing, the business of Corindus, Inc. became our sole focus. We subsequently changed our name to Corindus Vascular Robotics, Inc. Effective June 28, 2016, our Company changed its state of incorporation from the State of Nevada to the State of Delaware and increased our authorized capital stock to 260,000,000 shares (250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share). We subsequently amended our certificate of incorporation, effective May 31, 2018, to increase our authorized capital stock to 360,000,000 shares (350,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share).

Our common stock is listed on NYSE American, where it commenced trading on May 29, 2015, under the symbol “CVRS.” Our Company’s common stock was previously traded on the OTCQB as provided by OTC Markets Group, Inc. under the symbol “CVRS.”

Risks Associated with Our Business

Our business and ability to execute our business strategy are subject to a number of risks that you should be aware of before you decide to buy our common stock, which are discussed more fully in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Corporate Information

Our corporate headquarters are located at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452 and our telephone number is (508) 653-3335. We maintain a website at www.corindus.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 as described under the caption “Information Incorporated by Reference” on page 14 of this prospectus. For a description of certain risks related to our business, see the disclosure under the heading “Risk Factors” beginning on page 6 of this prospectus.

THE OFFERING

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to 14,384,840 shares of our common stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Common stock offered by the selling stockholders hereunder:	We are registering 14,384,840 shares of common stock to be offered by the selling stockholders, which includes (i) 10,872,716 shares that were issued in a private placement offering that closed on February 26, 2019 and (ii) 3,512,124 shares that were issued in a private placement offering that closed on March 12, 2019.
Use of Proceeds:	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus.
Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” beginning on page 6 of this prospectus.
NYSE American Trading Symbol:	CVRS

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, filed with the SEC, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our common stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding:

●	our ability to successfully commercialize our CorPath System;

●	our ability to expand our technology beyond percutaneous coronary intervention and percutaneous vascular intervention procedures and sell our products to other vascular markets in the future, including neurointerventional and other more complex cardiac interventions;

●	our ability to expand our technology platform and achieve the advances necessary for telestenting and remote procedures, including in humans;

●	our ability to obtain necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries, including for stroke and other neurovascular interventions;

●	factors relating to engineering, regulatory, manufacturing, sales and customer service challenges;

●	potential safety and regulatory issues that could slow or suspend our sales;

●	our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;

●	our future financial performance;

●	our ability to manage expenses and cash flow;

●	our ability to expand our direct sales force or retain or hire key management personnel;

●	our ability to protect and enforce the intellectual property rights that are valuable to our business, including patent and other intellectual property rights;

●	our dependence on limited or single source suppliers and vendors for components and services used in the manufacture of our products;

●	our ability to successfully market and sell our products in the United States and in international markets, including risks associated with market acceptance, including pricing and reimbursement, and the rate of adoption of our CorPath System and the rate of use of our cassettes;

●	the ability of institutions or physicians to obtain coverage and reimbursement from third-party payors for procedures using our products;

●	the effect of credit, financial and economic conditions on capital spending by our potential customers;

●	the risk to us of product liability and negligence claims relating to the use of our products or product recalls of our products;

●	competition in our industry; and

●	regulatory developments in the United States and foreign countries.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “target,” “potential,” “shall,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from the results discussed in the forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not undertake any obligation or intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders” beginning on page 9 of this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 14,384,840 shares of our common stock.

Of the 14,384,840 shares of common stock being registered, 10,872,716 shares were issued in a private placement offering that closed on February 26, 2019 (the “2019 Private Placement”) and 3,512,124 shares were issued in a second closing of the 2019 Private Placement on March 12, 2019. The shares sold in the 2019 Private Placement are subject to a contractual six month lock-up. Pursuant to the registration rights agreements that we entered into with the selling stockholders in connection with the 2019 Private Placement, or the Registration Rights Agreements, we have filed with the SEC the registration statement of which this prospectus forms a part in order to register such resales of our common stock under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Registration Rights Agreements. Our failure to satisfy the filing or effectiveness deadlines set forth in the Registration Rights Agreements may subject us to payment of certain monetary penalties pursuant to the terms of the Registration Rights Agreements.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after March 12, 2019 through the exercise of any option, warrant or right or through the conversion of any convertible security.

Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially To Be Owned Upon Completion of this Offering (3)
Selling Stockholder (1)	Number	Percentage (2)	Offered	Number	Percentage
HEC Master Fund LP (4)	31,168,865	13.97%	2,899,391	28,269,474	12.67%
SMALLCAP World Fund, Inc. (5)	10,872,716	5.27%	10,872,716	—	*
BioStar Ventures III-XF, L.P. (6)	9,385,554	4.52%	573,798	8,811,756	4.25%
Richard M. Kovacevich (7)	666,095	*	38,935	627,160	*

* Less than 1%.

(1)	All information as of March 12, 2019.

(2)	Based on a denominator equal to the sum of (a) 206,212,607 shares of our common stock outstanding on March 12, 2019, and (b) the number of shares of common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 12, 2019 beneficially owned by the applicable selling stockholder.

(3)	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(4)	Consists of 14,235,545 shares of common stock, of which 2,899,391 were issued to the selling stockholder on March 12, 2019 in the additional closing of the Company’s 2019 Private Placement, 10,800,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 1,408,320 shares of common stock issuable upon the conversion of Series A-1 Preferred Stock, including shares of common stock issuable upon the conversion of Series A-1 Preferred Stock to be issued as dividends on the Series A Preferred Stock within 60 days of March 12, 2019, and 4,725,000 shares issuable upon the exercise of a warrant to purchase common stock held of record by the selling stockholder for which Hudson Executive Capital LP (“Hudson Executive”) serves as investment adviser. HEC Management GP LLC (“Management GP”) is the general partner of Hudson Executive. Douglas Braunstein is Managing Partner of Hudson Executive and Managing Member of Management GP. Mr. Braunstein has been a member of the Company’s Board of Directors since March 16, 2018. As a result of the relationships described herein, each of Hudson Executive, Management GP and Mr. Braunstein share voting and dispositive power over such shares and may be deemed to be the beneficial owner of such shares. Each of Hudson Executive, Management GP and Mr. Braunstein disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Does not include shares of common stock held by Mr. Braunstein directly. The percentage beneficially owned is based on 223,145,927 shares, which would be outstanding if the selling stockholder’s Series A Preferred Stock and Series A-1 Preferred Stock were converted into common stock within 60 days of March 12, 2019 and its warrant to purchase to common stock was exercised within 60 days of March 12, 2019. The business address of Hudson Executive, Management GP, and Mr. Braunstein is 570 Lexington Avenue, 35th Floor, New York, New York 10022. The selling stockholder owns approximately 54% of our preferred stock.

(5)	Consists of 10,872,716 shares of common stock held of record by SMALLCAP World Fund, Inc. Julian N. Abdey, Noriko H. Chen, Peter Eliot, Brady L. Enright, Bradford F. Freer, Roz Hongsaranagon, Claudia P. Huntington, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt and Dylan Yolles, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. The address of SMALLCAP World Fund, Inc. is 333 S. Hope St., 53rd Floor, Los Angeles, California 90071.

(6)	Consists of 8,131,234 shares of common stock, of which 573,798 were issued to the selling stockholder on March 12, 2019 in the additional closing of the Company’s 2019 Private Placement, 7,557,436 shares of common stock held by the selling stockholder’s affiliate, BioStar Ventures III, L.P. (“BioStar”), 800,000 shares of common stock issuable upon conversion of Series A Preferred Stock held by BioStar, 104,320 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by BioStar, including shares of common stock issuable upon the conversion of Series A-1 Preferred Stock to be issued as dividends on the Series A Preferred Stock within 60 days of March 12, 2019, and 350,000 shares of common stock issuable upon the exercise of a warrant to purchase common held by BioStar. Louis A. Cannon, M.D. is the founder and Senior Managing Director of the selling stockholder and BioStar and, as such, has the power to vote and dispose of the securities held of record by the selling stockholder. Dr. Cannon has been a member of the Company’s Board of Directors since March 6, 2017. Does not include shares of common stock held by Dr. Cannon directly. The percentage beneficially owned is based on 207,466,927 shares of common stock which would be outstanding if the Series A Preferred Stock and Series A-1 Preferred Stock held by BioStar were converted within 60 days of March 12, 2019 and the warrant to purchase common stock held by BioStar was exercised within 60 days of March 12, 2019. BioStar owns approximately 4% of our preferred stock. Dr. Cannon disclaims any beneficial ownership of the securities held by the selling stockholder and BioStar except to the extent of any pecuniary interest therein.

(7)	Consists of 38,935 shares of common stock issued to the selling stockholder on March 12, 2019 in the additional closing of the Company’s 2019 Private Placement, 400,000 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock, 52,160 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, including shares of common stock issuable upon the conversion of Series A-1 Preferred Stock to be issued as dividends on the Series A Preferred Stock within 60 days of March 12, 2019, and 175,000 shares of common stock issuable upon the exercise of a warrant to purchase common stock. The percentage beneficially owned is based on 206,839,767 shares of common stock which would be outstanding if the selling stockholder’s Series A Preferred Stock and Series A-1 Preferred Stock were converted within 60 days of March 12, 2019 and its warrant to purchase common stock was exercised within 60 days of March 12, 2019. The selling stockholder owns approximately 2% of our preferred stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume or manner of sale restrictions or current public information pursuant to Rule 144 of the Securities Act, or (c) the date that is three years following the applicable closing date of the 2019 Private Placement.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Corindus Vascular Robotics, Inc. appearing in Corindus Vascular Robotics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Corindus Vascular Robotics, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.corindus.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37406) and any future filings we make with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that we filed with the SEC on March 18, 2019;

(2)	Our Current Reports on Form 8-K filed on February 27, 2019, March 15, 2019, and March 26, 2019; and

(2)	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 27, 2015, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of this prospectus or any or all documents incorporated or deemed to be incorporated by reference into this prospectus, orally or in writing, which will be provided to you at no cost, by contacting:

Corindus Vascular Robotics, Inc.

David Long, Chief Financial Officer

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$3,226
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	45,000
Transfer Agent Fees and Expenses	1,000
Miscellaneous Fees and Expenses	4,274
Total	$73,500

Item 15.	Indemnification of Directors and Officers.

We are a Delaware corporation and generally governed by the General Corporation Law of the State of Delaware, or DGCL.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. No such provision, however, may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

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The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions of, and is limited by reference to, the above discussed sections of the DGCL.

Our certificate of incorporation and bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws permit the board of to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent arising out of his or her capacity as such.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are necessary to attract and retain qualified directors and officers.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Item 16.	Exhibits and Financial Statements Schedules.

The exhibits to this registration statement are listed in the Exhibit Index immediately following the signature page hereto, which are incorporated into this Item 16 by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 27, 2019.

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Mark J. Toland
Mark J. Toland
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Corindus Vascular Robotics, Inc., hereby severally constitute and appoint Mark J. Toland and David W. Long, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Toland Mark J. Toland	Chief Executive Officer, President and Director (Principal Executive Officer)	March 27, 2019

/s/ David W. Long David W. Long	Chief Financial Officer, Senior Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 27, 2019

/s/ Jeffrey C. Lightcap Jeffrey C. Lightcap	Chairman	March 27, 2019

/s/ Jeffrey G. Gold Jeffrey G. Gold	Director	March 27, 2019

/s/ Campbell D. Rogers Campbell D. Rogers	Director	March 27, 2019

/s/ Louis A. Cannon Louis A. Cannon	Director	March 27, 2019

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Signature	Title	Date
/s/ Nathan R. Harrington Nathan R. Harrington	Director	March 27, 2019

/s/ James R. Tobin James R. Tobin	Director	March 27, 2019

/s/ Douglas L. Braunstein Douglas L. Braunstein	Director	March 27, 2019

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware (incorporated herein by reference to Exhibit 3.3 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K on June 29, 2016 (File No. 001-37406)).

3.2	Certificate of Amendment of Certificate of Incorporation of Corindus Vascular Robotics, Inc. as filed with the Secretary of State of the State of Delaware (incorporated herein by reference to Exhibit No. 3.1 to Corindus Vascular Robotics, Inc.’s Quarterly Report on Form 10-Q filed on August 8, 2018 (File No. 001-37406)).

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware (incorporated herein by reference to Exhibit No. 3.1 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K filed on March 16, 2018 (File No. 001-37406)).

3.4	Amended and Restated Bylaws, effective June 28, 2016 (incorporated herein by reference to Exhibit No. 3.4 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K filed on June 29, 2016 (File No. 001-37406)).

4.1	Form of Registration Rights Agreement by and among the Registrant and the investors party thereto dated as of February 26, 2019 (incorporated herein by reference to Exhibit No. 10.2 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K filed on February 27, 2019 (File No. 001-37406)).

4.2	Form of Registration Rights Agreement by and among the Registrant and the investors party thereto dated as of March 12, 2019 (incorporated herein by reference to Exhibit No. 10.2 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K filed on March 15, 2019 (File No. 001-37406)).

4.3	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Corindus Vascular Robotics, Inc.’s Registration Statement on Form S-3 filed on April 17, 2017 (File No. 333-217341)).

4.4	Form of Warrant (incorporated herein by reference to Exhibit No. 10.3 to Corindus Vascular Robotics, Inc.’s Current Report on Form 8-K filed on March 16, 2018 (File No. 001-37406)).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (contained on signature page hereto).

* Filed herewith.